UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2022

NIELSEN HOLDINGS PLC

(Exact name of Registrant as Specified in its Charter)

England and Wales	001-35042	98-1225347
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

675 Avenue of the Americas New York, New York 10010	5th Floor Endeavor House 189 Shaftesbury Avenue London, WC2H 8JR
(Address of Principal Executive Offices)

+1 (410) 717-7134

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, par value €0.07 per share	NLSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On August 24, 2022, Nielsen Holdings plc, a public limited company formed under the laws of England and Wales (“Nielsen” or the “Company”), issued a press release announcing that certain of its subsidiaries have commenced cash tender offers (collectively, the “Tender Offer”) to purchase any and all of The Nielsen Company (Luxembourg) S.à r.l.’s (“Luxembourg Issuer”) outstanding 5.000% Senior Notes due 2025 (the “2025 Notes”) and any and all of Nielsen Finance LLC and Nielsen Finance Co.’s (together with the Luxembourg Issuer, the “Offerors”) outstanding 5.625% Senior Notes due 2028, 4.500% Senior Notes due 2029, 5.875% Senior Notes due 2030 and 4.750% Senior Notes due 2031 (collectively with the other series of notes, the “Notes”). In connection with the Tender Offer, the Offerors are soliciting the consents of holders of the Notes to certain proposed amendments to the respective indentures governing the Notes (collectively, the “Consent Solicitation”). Concurrently with but separate from the Tender Offer and the Consent Solicitation, the Offerors have commenced offers to purchase for cash any and all of the Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest to, but excluding, the date of purchase (collectively, the “Change of Control Offer”), pursuant to the change of control provisions of the indentures governing each applicable series of Notes.

The Offerors are commencing the Tender Offer, the Consent Solicitation and the Change of Control Offer in connection with, and each is expressly conditioned upon, the acquisition of the Company pursuant to the Transaction Agreement, dated March 28, 2022, as amended on August 19, 2022, by and among the Company, Neptune Intermediate Jersey Limited and Neptune BidCo US Inc., as may be further amended from time to time. Neptune Intermediate Jersey Limited and Neptune BidCo US Inc. are newly-formed entities established by a consortium of private investment funds led by Evergreen Coast Capital Corp., an affiliate of Elliott Investment Management L.P., and Brookfield Business Partners L.P., together with institutional partners, for the purpose of acquiring the Company.

A copy of the press release issued by Nielsen announcing the commencement of the Tender Offer, the Consent Solicitation and the Change of Control Offer is attached to this Current Report on Form 8-K as Exhibit 99.1, and such Exhibit is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following is filed as an exhibit to this report:

Exhibit No.	Description of Exhibit

99.1	Press release, issued August 24, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the proposed transaction as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected, including regarding the proposed transaction and Nielsen ONE. Factors leading thereto may include, without limitation, the risks related to Ukraine conflict or the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the Ukraine conflict or the COVID-19 pandemic on Nielsen’s business, the failure of Nielsen’s new business strategy in accomplishing Nielsen’s objectives, economic or other conditions in the markets Nielsen is engaged in, impacts of actions and behaviors of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules and processes affecting Nielsen’s business, the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement entered into pursuant to the proposed transaction (the “Agreement”), the possibility that Nielsen shareholders may not approve the proposed transaction, the risk that the parties to the Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Nielsen’s ordinary shares, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally, the risk the pending proposed transaction could distract management of Nielsen, and other specific risk factors that are outlined in Nielsen’s disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as its 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission (the “SEC”). Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of these materials, and Nielsen assumes no obligation to update any written or oral forward-looking statement made by Nielsen or on its behalf as a result of new information, future events or other factors, except as required by law.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Nielsen. In connection with the proposed transaction, Nielsen will file relevant materials with the SEC, including Nielsen’s definitive proxy statement on Schedule 14A filed on July 8, 2022, as supplemented by the supplement to the Definitive Proxy Statement filed on August 19, 2022 (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Nielsen may file with the SEC and send to its shareholders in connection with the proposed transaction. The proposed transaction will be submitted to Nielsen’s shareholders for their consideration. Before making any voting decision, Nielsen’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Nielsen’s shareholders are able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Nielsen, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Nielsen Holdings plc, 675 6th Avenue New York, NY 10010, Attention: Investor Relations; telephone (410) 717-7134, or from Nielsen’s website www.nielsen.com.

Participants in the Solicitation

Nielsen and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Nielsen’s directors and executive officers is available in Nielsen’s definitive proxy statement for its 2022 Annual General Meeting, which was filed with the SEC on April 5, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2022	NIELSEN HOLDINGS PLC

	By:	/s/ Jennifer Meschewski
Jennifer Meschewski Secretary

Exhibit 99.1

Investor Relations: Sara Gubins, +1 646 283 7571; sara.gubins@nielsen.com

Media Relations: Connie Kim, +1 240 274 9999; connie.kim@nielsen.com

Nielsen Announces Commencement of Tender Offers and Consent Solicitations and

Change of Control Offers for Senior Notes

New York, NY – August 24, 2022 – Nielsen Holdings plc (the “Company”) (NYSE: NLSN) announced today that certain of its subsidiaries have commenced cash tender offers (collectively, the “Tender Offer”) to purchase any and all of The Nielsen Company (Luxembourg) S.à r.l.’s (“Luxembourg Issuer”) outstanding 5.000% Senior Notes due 2025 (the “2025 Notes”) and any and all of Nielsen Finance LLC and Nielsen Finance Co.’s (together, the “US Issuers” and, together with the Luxembourg Issuer, the “Offerors”) outstanding 5.625% Senior Notes due 2028 (the “2028 Notes”), 4.500% Senior Notes due 2029 (the “2029 Notes”), 5.875% Senior Notes due 2030 (the “ 2030 Notes”) and 4.750% Senior Notes due 2031 (the “2031 Notes” and together with the 2025 Notes, 2028 Notes, 2029 Notes and 2030 Notes, the “Notes”). In connection with the Tender Offer, the Offerors are soliciting the consents of holders of the Notes to certain proposed amendments to the respective indentures governing the Notes (collectively, the “Consent Solicitation”). Concurrently with but separate from the Tender Offer and the Consent Solicitation, the Offerors have commenced offers to purchase for cash any and all of the Notes at a purchase price equal to 101% of the aggregate principal amount (the “Change of Control Purchase Price”) of the Notes repurchased, plus accrued and unpaid interest to, but excluding, the date of purchase (collectively, the “Change of Control Offer”), pursuant to the change of control provisions of the indentures governing each applicable series of Notes. The Offerors are commencing the Tender Offer, the Consent Solicitation and the Change of Control Offer in connection with, and each is expressly conditioned upon, the acquisition of the Company pursuant to the Transaction Agreement, dated March 28, 2022, as amended on August 19, 2022, by and among the Company, Neptune Intermediate Jersey Limited and Neptune BidCo US Inc., as further amended from time to time (the “Acquisition”). Neptune Intermediate Jersey Limited and Neptune BidCo US Inc. are newly-formed entities established by a consortium of private investment funds led by Evergreen Coast Capital Corp., an affiliate of Elliott Investment Management L.P., and Brookfield Business Partners L.P., together with institutional partners, for the purpose of acquiring the Company.

Tender Offer and Consent Solicitation

The Tender Offer will expire at 11:59 p.m., New York City time, on September 21, 2022, unless extended or earlier terminated (such date and time, as may be extended, or earlier terminated, the “Expiration Date”). Under the terms of the Tender Offer, holders of the Notes who validly tender their Notes and provide their consents to the proposed amendments and do not validly withdraw their Notes and consents at or prior to 5:00 p.m., New York City time, on September 7, 2022 (such date and time, as may be extended, the “Early Tender Date”) will receive an amount equal to $1,011.25 per $1,000.00 in principal amount of Notes (the “Total Consideration”), which amount includes an early participation premium equal to $50.00 per $1,000.00 in principal amount (the “Early Participation Premium”). Holders who validly tender their Notes and provide their consents to the proposed amendments after the Early Tender Date but at or prior to the Expiration Date will receive an amount equal to $961.25 per $1,000.00 in principal amount (the “Tender Consideration”).

Notes	CUSIP	Tender Consideration(1)	Early Participation Premium(1)(2)	Total Consideration(1)(2)(3)
$500,000,000 5.000% Senior Notes due 2025	65410C AC4 / L67449 AB1	$961.25	$50.00	$1,011.25
$1,000,000,000 5.625% Senior Notes due 2028	65409Q BD3 / U65393 AQ0	$961.25	$50.00	$1,011.25

Notes	CUSIPs	Tender Consideration(1)	Early Participation Premium(1)(2)	Total Consideration(1)(2)(3)
$625,000,000 4.500% Senior Notes due 2029	65409Q BH4 / U65393 AS6	$961.25	$50.00	$1,011.25
$750,000,000 5.875% Senior Notes due 2030	65409Q BF8 / U65393 AR8	$961.25	$50.00	$1,011.25
$625,000,000 4.750% Senior Notes due 2031	65409Q BK7 / U65393 AT4	$961.25	$50.00	$1,011.25

(1)	For each $1,000 principal amount of Notes, excluding accrued and unpaid interest, which interest will be paid in addition to the Tender Consideration or Total Consideration, as applicable.
(2)	Payable only to holders who validly tender (and do not validly withdraw) Notes prior to the Early Tender Date.
(3)	The Early Participation Premium is included in the Total Consideration.
*	CUSIPs are provided for the convenience of holders. No representation is made as to the correctness or accuracy of such numbers.

Holders whose Notes are accepted in the Tender Offer will also be paid accrued and unpaid interest, if any, on the Notes up to, but excluding, the settlement date. Holders should note that the Total Consideration is higher than, and the Tender Consideration is lower than, the Change of Control Purchase Price under the Change of Control Offer. The procedures for tendering Notes in the Tender Offer and in the Change of Control Offer are separate. Notes tendered in the Tender Offer may not be validly tendered in the Change of Control Offer for the related series of Notes, and Notes tendered in the Change of Control Offer may not be validly tendered in the Tender Offer for the related series of Notes.

The purpose of the Consent Solicitation and proposed amendments is to eliminate the requirement to make a “Change of Control Offer” for the Notes in connection with the Acquisition and to make certain other customary changes for a privately-held company to the “Change of Control” provisions in the indentures governing the Notes. Holders may not tender their Notes in the Tender Offer without delivering their consents under the related Consent Solicitation, and holders may not deliver their consents under the Consent Solicitation without tendering their Notes pursuant to the related Tender Offer. If the requisite consents to approve the proposed amendments with respect to a series of Notes are received (and a supplemental indenture to the related indenture giving effect to the proposed amendments is executed), the Offerors expect to terminate the Change of Control Offer for such series of Notes.

Consummation of the Tender Offer and payment for the Notes validly tendered pursuant to the Tender Offer are subject to the satisfaction of certain conditions, including, but not limited to, the receipt of requisite consents for such series of Notes and the consummation of the Acquisition. The Offerors reserve the right, at their sole discretion, to waive any and all conditions to the Tender Offer. Complete details of the terms and conditions of the Tender Offer and the Consent Solicitation are included in the Offerors’ offer to purchase and consent solicitation, dated August 24, 2022. The Acquisition is expected to close in October 2022, and the Offerors expect the consummation of the Tender Offer and the Consent Solicitation to coincide with the closing of the Acquisition through the extension of the Expiration Date, although not the applicable withdrawal deadline (unless required by law). The consummation of the Acquisition is not conditioned upon, either directly or indirectly, the consummation of the Tender Offer or the receipt of the requisite consents in the Consent Solicitation.

Requests for documents relating to the Tender Offer and the Consent Solicitation may be directed to D.F. King & Co, Inc., the Information and Tender Agent, toll free at (888) 541-9895, toll at (212) 269-5550 (Banks and Brokers) or email at nielsen@dfking.com. BofA Securities, Inc. (“BofA Securities”) will act as Dealer Manager for the Tender Offer and the Consent Solicitation. Questions regarding the Tender Offer and the Consent Solicitation may be directed to BofA Securities at (980) 388-3646 (collect) or (888) 292-0070 (toll free).

Change of Control Offer

The Change of Control Offer is being made in connection with, and is expressly conditioned upon, the consummation of the Acquisition. The consummation of the Acquisition will constitute a “Change of Control” under each of the respective indentures governing the Notes. Following such a Change of Control, Section 4.14 of the respective indentures governing the Notes requires the Offerors to make an offer to purchase at a purchase price in cash equal to the Change of Control Purchase Price, plus accrued and unpaid interest up to, but excluding, the date of purchase. The Offerors, however, are permitted to make a Change of Control Offer in advance of the Change of Control if a definitive agreement for such Change of Control is in place at the time the offer is made.

The Change of Control Offer will expire at 11:59 p.m., New York City time, on September 21, 2022, unless extended or earlier terminated. The Acquisition is expected to close in October 2022, and the Offerors intend to extend the expiration time to have the purchase date in the Change of Control Offer coincide with the closing of the Acquisition. If the requisite consents to approve the proposed amendments with respect to a series of Notes are received (and a supplemental indenture to the related indenture giving effect to the proposed amendments is executed), the Offerors expect to terminate the Change of Control Offer for such series of Notes.

The consummation of the Acquisition is not conditioned upon, either directly or indirectly, the consummation of the Change of Control Offer.

Holders who do not tender their Notes in the Change of Control Offer, or who tender their Notes in the Change of Control Offer but validly withdraw such Notes, may tender their Notes in the Tender Offer. Holders should note that the Total Consideration is higher than, and the Tender Consideration is lower than, the Change of Control Purchase Price under the Change of Control Offer.

This press release neither constitutes a notice of Change of Control Offer as required by the respective indentures governing the Notes, nor does it constitute an offer to purchase, or a solicitation of an offer to sell or a solicitation of consents with respect to, any security. No offer, solicitation or purchase will be made in any jurisdiction in which such an offer, solicitation or purchase would be unlawful.

Requests for information or additional copies of the Change of Control Offer, dated August 24, 2022, may be directed to D.F. King & Co, Inc., the Information and Tender Agent, toll free at (888) 541-9895, toll at (212) 269-5550 (Banks and Brokers) or email at nielsen@dfking.com.

Forward-Looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the proposed transaction as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected, including regarding the proposed transaction and Nielsen ONE. Factors leading thereto may include, without limitation, the risks related to Ukraine conflict or the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the Ukraine conflict or the COVID-19 pandemic on Nielsen’s business, the failure of Nielsen’s new business strategy in accomplishing Nielsen’s objectives, economic or other conditions in the markets Nielsen is engaged in, impacts of actions and behaviors of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules and processes affecting Nielsen’s business, the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement entered into pursuant to the proposed transaction (the “Agreement”), the possibility that the Company shareholders may not approve the Acquisition, the risk that the parties to the Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Nielsen’s ordinary shares, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally, the risk the pending proposed transaction could distract management of Nielsen, and other specific risk factors that are outlined in Nielsen’s disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as its 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission (the “SEC”). Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of these materials, and Nielsen assumes no obligation to update any written or oral forward-looking statement made by Nielsen or on its behalf as a result of new information, future events or other factors, except as required by law.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Nielsen. In connection with the proposed transaction, Nielsen will file relevant materials with the SEC, including Nielsen’s definitive proxy statement on Schedule 14A filed on July 8, 2022, as supplemented by the supplement to the definitive proxy statement filed on August 19, 2022 (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Nielsen may file with the SEC and send to its shareholders in connection with the proposed transaction. The proposed transaction will be submitted to Nielsen’s shareholders for their consideration. Before making any voting decision, Nielsen’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Nielsen’s shareholders are able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Nielsen, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Nielsen Holdings plc, 675 6th Avenue New York, NY 10010, Attention: Investor Relations; telephone (410) 717-7134, or from Nielsen’s website www.nielsen.com.

Participants in the Solicitation

Nielsen and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Nielsen’s directors and executive officers is available in Nielsen’s definitive proxy statement for its 2022 Annual General Meeting, which was filed with the SEC on April 5, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

About Nielsen

Nielsen shapes the world’s media and content as a global leader in audience measurement, data and analytics. Through our understanding of people and their behaviors across all channels and platforms, we empower our clients with independent and actionable intelligence so they can connect and engage with their audiences—now and into the future.

An S&P 500 company, Nielsen (NYSE: NLSN) operates around the world in more than 55 countries. Learn more at www.nielsen.com or www.nielsen.com/investors and connect with us on Instagram, Facebook, Twitter, LinkedIn.

About Elliott and Evergreen

Elliott Investment Management L.P. manages approximately $55.7 billion of assets as of June 30, 2022. Its flagship fund, Elliott Associates, L.P., was founded in 1977, making it one of the oldest funds under continuous management. The Elliott funds’ investors include pension plans, sovereign wealth funds, endowments, foundations, funds-of-funds, high net worth individuals and families, and employees of the firm. Evergreen Coast Capital Corp. is Elliott’s Menlo Park affiliate, which focuses on technology investing.

About Brookfield Business Partners

Brookfield Business Partners is a global business services and industrials company focused on owning and operating high-quality businesses that provide essential products and services and benefit from a strong competitive position. Investors have flexibility to invest in our company either through Brookfield Business Corporation (NYSE, TSX:BBUC), a corporation, or Brookfield Business Partners L.P. (NYSE: BBU; TSX:BBU.UN), a limited partnership.

Brookfield Business Partners is the flagship listed vehicle of Brookfield Asset Management’s Private Equity Group. Brookfield Asset Management is a leading global alternative asset manager with approximately $750 billion of assets under management.